Exhibit 1.1

Execution Version

Cactus, Inc.

23,000,000 Shares

Class A Common Stock
($0.01 par value)

Underwriting Agreement

New York, New York
February 7, 2018

Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
                                                As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Ladies and Gentlemen:

Cactus, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 23,000,000 shares of Class A common stock, $0.01 par value (“Class A Common Stock”), of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”).  The Company also proposes to grant to the Underwriters an option to purchase up to 3,450,000 additional shares of Class A Common Stock solely to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  The use of the neuter in this underwriting agreement (this “Agreement”) shall include the feminine and masculine wherever appropriate.

As used in this Agreement, the “Registration Statement” means the registration statement referred to in paragraph 1(a) hereof, including the exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and deemed part of such registration statement pursuant to Rule 430A under the Securities Act (“Rule 430A”), as amended at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), and, in the event any post-effective amendment thereto or any registration statement and any amendments thereto filed pursuant to Rule 462(b)

under the Securities Act (a “Rule 462(b) Registration Statement”) becomes effective prior to the Closing Date (as defined in Section 3 hereof), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be; the “Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto or any Rule 462(b) Registration Statement became or becomes effective; the “Preliminary Prospectus” means any preliminary prospectus referred to in paragraph 1(a) hereof and any preliminary prospectus included in the Registration Statement at the Effective Date that omits information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A (the “Rule 430A Information”); and the “Prospectus” means the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) after the Execution Time.

As used in this Agreement, the “Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities,  (ii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), identified in Schedule II hereto, and (iii) any other free writing prospectus, as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

Upon the consummation of the offering contemplated hereby (the “Offering”), the Company will contribute the net proceeds of the Offering to Cactus Wellhead, LLC, a Delaware limited liability company (“Cactus LLC”), in exchange for units of membership interest in Cactus LLC (the “CW Units”).

It is understood and agreed to by all parties that the corporate reorganization transactions (the “Reorganization Transactions”) described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Corporate Reorganization” will occur on or prior to the Closing Date (as hereinafter defined).

The First Amended and Restated Limited Liability Operating Company Agreement of Cactus LLC, dated January 29, 2018 and to become effective on the Closing Date is referred to herein as the “Cactus LLC Agreement. The tax receivable agreement between Cactus LLC, Cadent Energy Partners II, L.P., a Delaware limited partnership (“Cadent”), Cactus WH Enterprises, LLC, a Delaware limited liability company (“Management Holdco”), Lee Boquet (Lee Boquet, Cadent and Management Holdco being collectively referred to herein as the “Existing Owners”), dated January 29, 2018 and to become effective on the Closing Date is referred to herein as the “Tax Receivable Agreement”. The Stockholders’ Agreement between the Company and the Existing Owners that are party thereto, dated January 29, 2018 and to become effective on the Closing Date is referred to herein as the “Stockholders’ Agreement”. The registration rights agreement that the Company will enter into with the Existing Holders (as defined therein), dated January 29, 2018 and to become effective on the Closing Date is referred to herein as the “Registration Rights Agreement”. The Tax Receivable Agreement, the Stockholders’ Agreement and the Registration Rights Agreement are collectively referred to herein as the “Transaction Documents.”

Cactus Wellhead Australia Pty, Ltd (“Cactus Australia”) and Cactus Wellhead (Suzhou) Pressure Control Co., Ltd. (“Cactus Suzhou”) are collectively referred to herein as the “Operating Subsidiaries.”  The Company and Cactus LLC are collectively referred to herein as the “Cactus Parties.” The Company, Cactus LLC and the Operating Subsidiaries are collectively referred to herein as the “Cactus Entities.”

1.                                      Representations and Warranties.  The Cactus Parties represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a)                                 The Company has prepared and filed with the SEC a registration statement (file number 333-222540) on Form S-1, including a related preliminary prospectus, for the registration of the Offering and sale of the Securities under the Securities Act. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you.  The Company will file with the SEC a final prospectus relating to the Securities in accordance with Rule 424(b) after the Execution Time.  As filed, such final prospectus shall contain all information required by the Securities Act and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b)                                 On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (each such date or the Closing Date, as applicable, a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act; on the Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Cactus Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through any Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof (“Underwriter Information”).

(c)                                  (i) (A) The Disclosure Package and (B) the initial public offering price, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus (the information in this clause (B) is referred to as the “Pricing Information”), when taken together as a whole, (ii) each electronic road show, when taken together as a whole with the Disclosure Package and the Pricing Information, and (iii) any individual Written Testing-the-Waters Communication (as defined herein), when taken together as a whole with the Disclosure Package and the Pricing Information, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with Underwriter Information.

(d)                                 (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act (“Rule 405”)), without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)                                  From the time of the initial confidential submission of the Registration Statement to the SEC (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(f)                                   The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives and their respective affiliates, on behalf of the Underwriters, to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives and their respective affiliates, on behalf of the Underwriters, have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications other than those listed in Schedule III hereto.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

(g)                                  No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with Underwriter Information.

(h)                                 Each of the Cactus Entities (i) has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited liability company, proprietary limited company or limited company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, (ii) has all necessary corporate or limited liability company, as applicable, power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in all material respects as described in the Disclosure Package and the Prospectus, and (iii) is duly qualified to do business as a foreign corporation or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction which requires such qualification, except, in the case of (iii), to the extent that the failure to be so registered or qualified or be in good standing (A) would not reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby (including the Reorganization Transactions) or (B) would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Cactus Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(i)                                     Assuming no purchase of the Option Securities, after giving effect to the Reorganization Transactions, on the Closing Date and each settlement date, the Company will be the sole managing member of Cactus LLC and will own 23,000,000 CW Units; such managing member interest and CW Units will be duly authorized and validly issued in accordance with the Cactus LLC Agreement and will be fully paid (to the extent required under the Cactus LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act); and such CW Units will be owned by the Company free and clear of liens, encumbrances, security interests, charges or claims (“Liens”), except (i) Liens arising under the Credit Agreement, dated July 31, 2014, among Cactus LLC, Credit Suisse AG, as administrative agent, collateral agent and issuing bank, and the lenders named therein as parties thereto (the “Credit Facility”) and (B) as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(j)                                    On the Closing Date and each settlement date, after giving effect to the Reorganization Transactions, Cactus LLC will own directly 100% of the outstanding shares of capital stock of each of the Operating Subsidiaries; such shares of capital stock have been duly authorized and validly issued, fully paid (to the extent required under the their applicable organizational documents) and nonassessable; and such shares of capital stock will be owned by Cactus LLC, free and clear of all Liens, except (A) Liens arising under the Credit Facility and (B) as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(k)                                 The statements in the Disclosure Package and the Prospectus under the headings “Certain Relationships and Related Party Transactions—Cactus Wellhead LLC Agreement,” “—Tax Receivable Agreement,” “—Registration Rights Agreement,” “—Stockholders’ Agreement,” “Description of Capital Stock,” “Material U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders” and “Underwriting” insofar as such statements purport to constitute summaries of the terms of statutes, rules or regulation, legal or governmental proceedings or contracts and other documents, descriptions of the Class A Common Stock, Class B Common Stock, CW Units, summaries of provisions of the Transaction Documents or any other instruments, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(l)                                     This Agreement has been duly authorized, executed and delivered by each of the Cactus Parties.

(m)                             The Transaction Documents have been duly authorized, executed and delivered by each of the Cactus Parties that are parties thereto, and the Transaction Documents, assuming the due authorization, execution and delivery by the other parties thereto, are valid and legally binding agreements of each of the Cactus Parties that are parties thereto, enforceable against the Cactus Parties that are parties thereto in accordance with their terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(n)                                 The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(o)                                 No consent, approval, authorization, filing with or order of any court or governmental agency or body having jurisdiction over any of the Cactus Entities is required in connection with (i) the offering, issuance and sale by the Company of the Securities, (ii) the execution, delivery and performance of this Agreement by the Cactus Parties, and (iii) the consummation by the applicable Cactus Parties of the Reorganization Transactions or any other transactions contemplated by this Agreement, except for (A) such as may be required under the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (the “Exchange Act”), state securities or “Blue Sky” laws and applicable rules and regulations under such laws, or the rules and regulations of FINRA in connection with the purchase and distribution by the Underwriters of the Securities in the manner contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus, (B) such that have been, or on or prior to the Closing Date will be, obtained or made, and (C) such that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)                                 None of the issuance and sale of the Securities, the execution, delivery and performance of this agreement or the consummation of any other of the transactions herein contemplated (including the Reorganization Transactions) will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Cactus Entities pursuant to, (i) the charter, certificate or articles of incorporation or formation, as applicable, or by-laws or limited liability company agreement or other operating agreement, as applicable, of the Cactus Entities, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Cactus Entities is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to any of the Cactus Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Cactus Entities or any of its or their properties except, with respect to clauses (ii) and (iii) above, as would not reasonably be expected to have a Material Adverse Effect.

(q)                                 Except as disclosed in the Registration Statement, Disclosure Package and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.  The holders of outstanding shares of capital stock of the Company are not entitled to statutory preemptive or other similar contractual rights to subscribe for the Securities.

(r)                                    At the applicable settlement date, the Securities will have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be duly and validly issued and fully paid and nonassessable and will conform to the description of the Class A Common Stock contained in the Disclosure Package and the Prospectus.

(s)                       The financial statements (including the related notes and any supporting schedules) and other financial information contained in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary historical financial data under the caption “Summary—Summary Historical and Pro Forma Financial Data” contained in the Registration Statement, the Disclosure Package and the Prospectus and the selected historical financial data set forth under the caption “Selected Historical and Pro Forma Financial Data” contained in the Registration Statement, the Disclosure Package and the Prospectus fairly present, in all material respects, on the basis stated in the Disclosure Package, the Prospectus and the Registration Statement, the information included therein. The unaudited pro forma financial statements and the related notes thereto included in the Registration Statement, the Disclosure

Package and the Prospectus present fairly in all material respects the information contained therein and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The pro forma financial statements included in the Disclosure Package, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the Securities Act (“Regulation S-X”) and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. Any statistical and market-related data included in the Registration Statement, Disclosure Package and the Prospectus are based on or derived from sources that the Cactus Parties believe to be reliable and accurate in all material respects.

(t)                                    No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Cactus Entities or their property is pending or, to the knowledge of the Cactus Parties, threatened that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(u)                                 Each of the Cactus Entities owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(v)                                 None of the Cactus Entities is in violation or default of (i) any provision of its charter or certificate or articles of incorporation or formation, as applicable, or bylaws, limited liability company agreement or other operating agreement, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Cactus Entities or any of their respective properties, as applicable, except, with respect to clauses (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect.

(w)                               PricewaterhouseCoopers LLP, who have certified certain financial statements of (i) the Company and (ii) Cactus LLC and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Cactus Parties within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(x)                                 Each of the Company and Cactus LLC has filed all tax returns that are required to be filed, taking into account valid extensions of time to file (except (i) in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect or (ii) as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid thereon, except (i) for any such assessment, fine or penalty that is currently being contested in good faith (with proper reserves established in accordance with GAAP) or as would not reasonably be expected to have a Material Adverse Effect, or (ii) as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(y)                                 No labor problem or dispute with the employees of the Cactus Entities exists or, to the Company’s knowledge, is threatened or imminent, and none of the Cactus Parties is aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment thereto).

(z)                                  Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Cactus Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; all policies of insurance and customs bonds insuring the Cactus Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Cactus Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims that individually or in the aggregate are reasonably expected to have a Material Adverse Effect against the Cactus Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Cactus Entities has been refused any insurance coverage sought or applied for; and none of the Cactus Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(aa)                          At the Closing Date and any settlement date, after giving effect to the Reorganization Transactions, neither Cactus LLC nor the Operating Subsidiaries will be prohibited, directly or indirectly, from paying any dividends to the Cactus Parties, as applicable, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying to the Cactus Parties, as applicable, any loans or advances to such subsidiary from the Cactus Parties, as applicable, or from transferring any of such subsidiary’s property or assets to the Cactus Parties, as applicable, or any other subsidiary of the Cactus Parties, as applicable, except (i) as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto) and (ii) for those prohibitions arising under the Credit Facility.

(bb)                          The Cactus Entities possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except for such failure to possess as would not reasonably be expected to have a Material Adverse Effect, and none of the Cactus Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(cc)                            The Cactus Entities, considered together as one entity, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization;  and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Other than as described in the Registration Statement, the Disclosure Package and the Prospectus, the Cactus Entities’ internal controls over financial reporting are effective and the Company is not aware of any material weakness in their internal controls over financial reporting.

(dd)                          To the extent required by Rule 13a-15(f) under the Exchange Act and the rules and regulations promulgated thereunder, the Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e)) that comply with the requirements of the Exchange Act; the Company’s disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports to be filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and includes, without limitation, controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

(ee)                            The Company has not taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ff)                              The Cactus Parties and their respective subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local statutes, laws, regulations, ordinances, codes or rules of common law or any judicial or administrative interpretation thereof having the force and effect of law, including any judicial or administrative order, consent decree or judgment, relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are not the subject of any pending or threatened administrative, regulatory or judicial actions, suits, demands or, demand letters, claims in writing, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Laws, and (iv) do not have any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto). Except as set forth in the Disclosure Package and the Prospectus, none of the Cactus Entities (i) have been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended or (ii) are subject to any pending proceeding pursuant to any Environmental Laws in which any foreign, federal, state or local governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, nor do the Cactus Parties have knowledge that any such proceeding is contemplated.

(gg)                                        In the ordinary course of its business, the Cactus Entities periodically review the effect of Environmental Laws on their business, operations and properties, as applicable, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company and Cactus LLC have reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(hh)                                      Each Plan as to which a member of the Cactus Entities is the plan sponsor is in compliance in all material respects with the applicable provisions of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the United States Internal Revenue code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), each such Plan has been established and administered in all material respects in accordance with its terms. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA, and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization; (ii) a “reportable event” (within the meaning of Section 4043(c) of ERISA) with respect to any Plan for which the Company, Cactus LLC or any of their respective subsidiaries is the plan sponsor, except as would not, individually or in the aggregate, result in a Material Adverse Effect; (iii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Cactus Entities that would reasonably be expected to have a Material Adverse Effect; (iv) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Cactus Entities that would reasonably be expected to have a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Cactus Entities compared to the amount of such contributions made in the most recently completed fiscal year of the Cactus Entities, in each case to the extent applicable; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of FASB ASC 715) of the Cactus Entities compared to the amount of such obligations in the most recently completed fiscal year of the Cactus Entities, in each case to the extent applicable; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Cactus Entities related to their employment that would reasonably be expected to have a Material Adverse Effect.  For purposes of this paragraph, the term “Plan” means a “plan” (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any of the Cactus Entities has or could reasonably be expected to have any liability.

(ii)                                              There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company.

(jj)                                            None of the Company or any of the subsidiaries nor, to the knowledge of the Company or Cactus LLC, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of the subsidiaries is aware of or has taken, or will take, any action, directly or indirectly that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, as may be amended, or similar applicable law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and the subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith and with the representations and warranties contained herein.  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Cactus LLC or any of their respective subsidiaries with respect to the Foreign Corrupt Practices Act of 1977 or any similar applicable law of any other relevant jurisdiction is pending or, to the best knowledge of the Company and Cactus LLC, threatened.  No part of the proceeds of the Offering contemplated hereby will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977, as may be amended, or similar applicable law of any other relevant jurisdiction, or the rules or regulations thereunder.

(kk)                                      The operations of the Company and the subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and Cactus LLC, threatened.

(ll)                                  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority in a jurisdiction in which the Company or its subsidiaries operate (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each such country, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or would result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(mm)                              Neither the Company nor any of its subsidiaries has engaged in any unauthorized dealings or transactions with or for the benefit of a Sanctioned Person, or a Sanctioned Country, in the preceding five years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, nor any of its subsidiaries, with respect to Sanctions is pending or, to the best knowledge of the Company is threatened.

(nn)                                      Except for the Company’s ownership, directly or indirectly, of the limited liability company interests in Cactus LLC and each of the Operating Subsidiaries, the Company does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the equity or long-term debt securities of corporations, partnerships, limited liability companies, joint ventures, associations or other entities that, in the aggregate, would not constitute a significant subsidiary as such term is defined in Section 1.02(w) of Regulation S-X under the Securities Act.

(oo)                                      The Cactus Entities own, possess, license or have other rights to use, in all material respects, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the business of the Cactus Entities as now conducted or as proposed in the Registration Statement, the Disclosure Package and Prospectus to be conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property that, if determined adversely to the Cactus Entities could reasonably be expected to have a Material Adverse Effect.

Any certificate signed by any officer of any of the Cactus Parties, as applicable, and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Cactus Party, as applicable, as to matters covered thereby, to each Underwriter.

2.                                      Purchase and Sale.

(a)                                             Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $17.86 per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b)                                             Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 3,450,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.                                      Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on February 12, 2018, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price of the Securities being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company.  If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.                                      Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.                                      Agreements.  The Company agrees with the several Underwriters that:

(a)                                             Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence reasonably satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the SEC, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                                             If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)                                              If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (“Rule 172”)), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)                                             As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(e)                                              The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f)                                               The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)                                              The Company will not, without the prior written consent of Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Class A Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Class A Common Stock; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, provided, however, that the Company may (i) grant and award or issue and sell Class A Common Stock, restricted stock, restricted stock units and/or other awards contemplated pursuant to any employee stock option plan or other employee compensation or incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (ii) may issue Class A Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, (iii) file one or more registration statements on Form S-8 and (iv) offer, issue and sell shares of Class A Common Stock or any securities convertible into, or exercisable or exchangeable for, Class A Common Stock, in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership); provided, however, that in the case of this clause (iv), (x) any such offer, issuance or sale shall not exceed 5% of the outstanding shares of Class A Common Stock on an as converted basis and (y) any recipient of such securities shall execute and deliver to the Representatives a lock-up letter described in Section 6(j) hereof. Notwithstanding the foregoing, the provisions of this Section 5(g) shall not apply to or prohibit: (A) the sale of shares of Class A Common Stock by the Company to the Underwriters pursuant to this Agreement or (B) distributions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, such capital stock to stockholders of the Company; provided, however, that in the case of this clause (B) each distributee shall execute and deliver to the Representatives a lock-up letter described in Section 6(j) hereof. For the avoidance of doubt, the consummation of the Reorganization Transactions shall not be subject to this clause (g).

(h)                                             If Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC agree, in a letter substantially in the form set forth in the Addendum to Exhibit B hereto, in their sole discretion, to release or waive the restrictions set forth in a lock-up letter described in Section 6(j) hereof for an officer, director or other stockholder of the Company and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(i)                                                 The Company will not take, directly or indirectly, any action designed to or that might constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j)                                                The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange (the “NYSE”); (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification not to exceed $10,000); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings not to exceed $25,000); (viii) the investor presentations on any “road show” or any Testing-the-Waters Communication undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and one-half of the cost of any aircraft used in connection with the roadshow or any Testing the Waters Communications; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.  It is understood, however, that, except as provided in this Section 5(j) and Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the SEC or retained by the Company under Rule 433 under the Securities Act (“Rule 433”); provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rule 164 under the Securities Act (“Rule 164”) and Rule 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(k)                                             The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the 180-day restricted period referred to in Section 5(g) hereof.

(l)                                                 If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading, the Company will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

6.                                      Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Cactus Parties contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Cactus Parties made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)                                             The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                             The Company shall have requested and caused Vinson & Elkins L.L.P., counsel for the Cactus Parties, and King & Wood Mallesons, special Chinese counsel to the Cactus Parties, to have furnished to the Representatives their opinions, dated the applicable settlement date and addressed to the Representatives, substantially in the forms attached as Exhibit C and Exhibit D hereto, respectively.

(c)                                              The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the applicable settlement date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)                                             The Company shall have furnished to the Representatives a certificate of the Company, signed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, dated the applicable settlement date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)                                     the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)                               since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(e)          The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the applicable settlement date, letters, dated respectively as of the Execution Time and as of any dated applicable settlement date, in form and substance satisfactory to the Representatives and covering the financial statements of the Cactus Parties and certain other financial information included in the Preliminary Prospectus and the Prospectus and other customary matters.

(f)                                               Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Cactus Entities taken as a whole, in each case, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(g)                                              Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(h)                                             Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i)                                                 The Securities shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representatives.

(j)                                                At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each person listed in Schedule IV addressed to the Representatives.

(k)                                             The Reorganization Transactions shall have been consummated other than any such Reorganization Transactions contemplated to be consummated contemporaneously with the Closing.

(l)                                                 At the Execution Time and at the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request, including a certificate of the Chief Financial Officer of the Company substantially in the form attached hereto as Exhibit E.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Baker Botts L.L.P., counsel for the Underwriters, at 910 Louisiana Street, Houston, Texas 77002, on any settlement day.

7.                                      Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof (other than termination resulting from the occurrence of any of the events set forth in clauses (i)(B), (ii), (iii) or (iv) of Section 10), or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.                                      Indemnification and Contribution.

(a)                                             The Cactus Parties jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or the Prospectus, any Issuer Free Writing Prospectus, any “road show” (as defined in Rule 433(h) under the Securities Act), or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Cactus Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with Underwriter Information.  This indemnity agreement will be in addition to any liability which the Company or Cactus LLC may otherwise have.

(b)                                             Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Cactus Parties and each of their respective directors, each of the Company’s officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through any Representative specifically for inclusion in the documents referred to in the foregoing indemnity from the Cactus Parties.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Cactus Parties acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting,” (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c)                                              Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (which, if the Cactus Parties are the indemnifying parties, shall be limited to one such separate counsel for any Underwriter with similar claims and similar defenses, together with all persons who control such Underwriters) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                             In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Cactus Parties, jointly and severally, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Cactus Parties on the one hand and by the Underwriters on the other from the offering of the Securities.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Cactus Parties, jointly and severally, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Cactus Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Cactus Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or Cactus LLC on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, Cactus LLC and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this

Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.                                      Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10.                               Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) (A) trading in the Company’s Class A Common Stock shall have been suspended by the SEC or NYSE or (B) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package or the Prospectus (exclusive of any supplement thereto).

11.                               Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Cactus Parties or their respective officers or directors and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Cactus Parties or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.                               Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention:  General Counsel, facsimile number: +1 (646) 291-1469 or Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD; or, if sent to the Company or Cactus LLC, will be mailed, delivered or telefaxed to Cobalt Center, 920 Memorial City Way, Suite 300, Houston, TX 77024, facsimile number: 888-397-4540, Attention: Scott Bender.

13.                               Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents, affiliates and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.                               No Fiduciary Duty.  The Cactus Parties hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Cactus Parties, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or Cactus LLC and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Cactus Parties agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or Cactus LLC on related or other matters).  The Cactus Parties agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or Cactus LLC, in connection with such transaction or the process leading thereto.

15.                               Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Cactus Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

16.                               Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.                               Waiver of Jury Trial. The Cactus Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.                               Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.                               Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Cactus Parties and the several Underwriters.

Very truly yours,

Cactus, Inc.

By:	/s/ Scott Bender
Name: Scott Bender
Title: President and Chief Executive Officer

Cactus Wellhead, LLC

By:	/s/ Scott Bender
Name: Scott Bender
Title: President

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC

By: Citigroup Global Markets Inc.

By:	/s/ Stephen M. Trauber
Name: Stephen M. Trauber
Title: Managing Director

By: Credit Suisse Securities (USA) LLC

By:	/s/ Jaison George
Name: Jaison George
Title: Director

For themselves and the other several
Underwriters named in Schedule I to
the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.	6,401,667
Credit Suisse Securities (USA) LLC	5,117,500
Piper Jaffray & Co.	2,999,584
J.P. Morgan Securities LLC	2,635,417
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,108,333
Tudor, Pickering, Holt & Co. Securities, Inc.	1,312,917
Barclays Capital Inc.	843,333
RBC Capital Markets, LLC	843,333
Raymond James & Associates, Inc.	368,958
Scotia Capital (USA) Inc.	368,958
Total	23,000,000

I-1

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

II-1

SCHEDULE III

Schedule of Written Testing-the-Waters Communications

Testing the Waters Presentation delivered May 9 and 10, 2017.

III-1

SCHEDULE IV

Parties to Lock-Up

Joel Bender

Scott Bender

Steven Bender

Lee Boquet

Michael McGovern

John (Andy) O’Donnell

Cactus WH Enterprises, LLC

Cadent Energy Partners II, L.P.

Bruce Rothstein

Alan Semple

Brian Small

Ike Smith

Stephen Tadlock

Gary Rosenthal

IV-1

EXHIBIT A

[Form of Lock-Up Agreement]

Cactus, Inc.

Public Offering of Class A Common Stock

[•], 2018

Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
                                                As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Ladies and Gentlemen:

This letter is being delivered to you in connection with the underwriting agreement dated the date hereof (the “Underwriting Agreement”), among Cactus, Inc., a Delaware corporation (the “Company”), Cactus Wellhead, LLC, a Delaware limited liability company, and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Class A Common Stock, $0.01 par value (the “Class A Common Stock”), of the Company (the “Offering”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or would reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement (other than a Registration Statement on Form S-8) with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 180 days after the date of the Underwriting Agreement (such 180 day period, the “Lock-Up Period”).  Notwithstanding the foregoing, the provisions of the immediately preceding paragraph shall not apply to or prohibit any of the following: (i) transfers of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock as a bona fide gift or gifts; (ii) transfers or dispositions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock to any trust for the direct dispositions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; provided that any such transfer or disposition pursuant to this clause (ii) shall not involve a disposition for value; (iii) transfers to any corporation, partnership or other business entity with whom the undersigned shares in common an investment manager or advisor which has investment discretionary authority with respect to the undersigned’s and the entity’s investments pursuant to an investment advisory or similar agreement; or (iv) distributions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock to partners, members or stockholders of the undersigned; provided, that in the case of any transfer, disposition or distribution pursuant to each of clauses (i), (ii), (iii) or (iv), each transferee, donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this letter (to the extent such transferee, done or distributee has not already executed and delivered to the Representatives such a lock-up letter); provided further, that in the case of any transfer, disposition or distribution pursuant to clause (iii) or (iv), such transfers, distributions or dispositions (x) are not required to be reported in any public report or filing with the SEC and (y) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers, including in each case under Section 16 of the Exchange Act. For purposes of this letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Furthermore, notwithstanding the restrictions imposed by this letter, the undersigned may, without the prior written consent of the Representatives, (a) exercise an option to purchase shares of Class A Common Stock, or receive any incentive awards, granted under any stock incentive plan or stock purchase plan of the Company in effect as of the Execution Time or as described in the Disclosure Package or exercise warrants outstanding as of the Execution Time to purchase shares of the Company’s capital stock, provided that the underlying shares issuable upon exercise thereof (or received upon vesting of any such incentive award) shall continue to be subject to the restrictions on transfer set forth in this letter, (b) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A Common Stock, provided that (x) such plan does not provide for any transfers of Class A Common Stock during the Lock-Up Period and (y) if the establishment or existence of such 10b5-1 Plan requires a filing with the SEC under Section 16 of Exchange Act, such filings shall indicate that no sales will be made pursuant to such 10b5-1 Plan during the Lock-up Period, (c) transfer shares of Class A Common Stock to the Company in connection with the termination of the undersigned’s employment with the Company; provided that no public announcement or public filing with the SEC (including under Section 16 of the Exchange Act) of such transfer shall be required to be made during the Lock-Up Period and the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfer and (d) transfer or dispose of shares of Class A Common Stock purchased in the Offering from the Underwriters or on the open market following the Offering; provided that in the case of this clause (d) no public announcement or public filing with the SEC (including under Section 16 of the Exchange Act) of the transfer or disposition of such shares shall be required to be made during the Lock-Up Period and the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers or disposition.

If the undersigned is an officer or director of the Company, (i) Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC agree that, at least three Business Days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Class A Common Stock, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two Business Days before the effective date of the release or waiver.  Any release or waiver granted by Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC hereunder to any such officer or director shall only be effective two Business Days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

By:
Name:
Title:

EXHIBIT B

[Form of Press Release]

Cactus, Inc.
[•], 2018

Cactus, Inc. (the “Company”) announced today that Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, the lead book-running managers in the Company’s recent public sale of [•] shares of Class A common stock, are [waiving] [releasing] a lock-up restriction with respect to [•] shares of the Company’s Class A common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on [insert date], 2018, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-1

[Form of Waiver of Lock-up]	ADDENDUM

[insert letterhead of Citigroup Global Markets Inc.]

Cactus, Inc.
Public Offering of Class A Common Stock

[insert date], 2018

[name and address of officer or director requesting waiver]

Dear Mr./Ms. [insert name]:

This letter is being delivered to you in connection with the offering by Cactus, Inc. (the “Company”) of [•] shares of Class A common stock, $0.01 par value (the “Class A Common Stock”), of the Company and the lock-up letter dated [insert date], 2018 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [insert date], 2018, with respect to [•] shares of Class A Common Stock (the “Shares”).

Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [insert date], 2018; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

Citigroup Global Markets Inc.

By:
Name:
Title:

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

cc: Cactus, Inc.

B-2

EXHIBIT C

Form of Legal Opinion of Vinson & Elkins, L.L.P.

1.                                      The Company has been duly incorporated and is validly existing as a corporation, and is in good standing under the laws of the State of Delaware, with the corporate power and authority necessary to own or lease its properties and to conduct its business, in each case, in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus. The Company is duly registered or qualified to transact business as a foreign corporation under the laws of each jurisdiction set forth opposite its name on an annex to such counsel’s opinion.

2.                                      Cactus LLC is validly existing as a limited liability company and is in good standing under the laws of the state of Delaware with the limited liability company power and authority necessary to own or lease its properties and to conduct its business, in each case, in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus. Cactus LLC is duly registered or qualified to transact business as a foreign limited liability company under the laws of each jurisdiction set forth opposite its name on an annex to such counsel’s opinion.

3.                                      The Securities to be issued and sold by the Company to the Underwriters under the Underwriting Agreement have been duly authorized in accordance with the certificate of incorporation and bylaws of the Company (as amended and restated as of the date hereof, the “Company Organizational Documents”) and, when issued and delivered by the Company to the Underwriters upon payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued in accordance with the Company Organizational Documents, free of preemptive rights under federal law, the Delaware General Corporation Law (the “DGCL”) or the Company Organizational Documents, fully paid and non-assessable.

4.                                      The shares of Class B common stock, par value $0.01 per share, of the Company to be outstanding following completion of the Offering have been duly authorized and validly issued in accordance with the Company Organizational Documents and will be fully paid and nonassessable.

5.                                      Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights created pursuant to any agreement filed as an exhibit to the Registration Statement to have any securities registered pursuant to the Registration Statement or registered by the Company under the Securities Act or otherwise; and, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company created pursuant to any agreement filed as an exhibit to the Registration Statement.

6.                                      After giving effect to the Reorganization Transactions and the Offering, the Company directly owns such limited liability company interests in Cactus LLC as are described in the Registration Statement, the Disclosure Package and the Prospectus; such limited liability company interests (a) have been duly authorized and validly issued (in accordance with the Cactus LLC Agreement), are fully paid (to the extent required under the Cactus LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)) and (b) are owned, directly or indirectly, by the Company, free and clear of all liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file in the office of the Secretary of State of the State of Delaware as of February [     ], 2018.

7.                                      The Underwriting Agreement has been duly authorized, executed and delivered by each of the Cactus Parties.

8.                                      The Reorganization Transactions have been duly authorized by the Cactus Parties.

9.                                      Each of the Transaction Documents and the Cactus LLC Agreement has been duly authorized, executed and delivered by each of the Cactus Parties party thereto and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes a valid and legally binding agreement of each such Cactus Party, enforceable against each such Cactus Party in accordance with its terms; except that, with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

10.                               The execution and delivery of the Underwriting Agreement by the Company does not, and the performance by the Company of its obligations under the Underwriting Agreement, the offering, issuance and sale of the Securities pursuant to the terms of the Underwriting Agreement and the application of the proceeds from the sale of the Securities as described under the heading “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus will not, (i) result in a breach or default (or an event that, with notice or lapse of time or both, would constitute such a default) under any agreement that is filed as an exhibit to the Registration Statement; (ii) violate the provisions of the Company Organizational Documents or the Cactus LLC Agreement; (iii) violate any federal or New York statute, rule or regulation applicable to the Company, the DGCL or the Delaware LLC Act or (iv) result in the creation of any additional Lien upon any property or assets of the Company or its subsidiaries under the Credit Facility except, with respect to clauses (i), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Cactus Parties to consummate the Reorganization Transactions and the transactions contemplated in the Underwriting Agreement in connection with the offering, issuance and sale of the Securities by the Company; it being understood that such counsel need not express any opinion in clause (iii) of this paragraph 7 with respect to any federal or state securities laws, Blue Sky or anti-fraud laws, rules or regulations.

11.                               No consent, approval, authorization or order of, registration or qualification with any federal or New York court or governmental agency or any Delaware court or governmental agency acting pursuant to the DGCL or the Delaware LLC Act is required to be obtained or made by the Cactus Parties for the execution, delivery and performance by the Company of the Underwriting Agreement and the Transaction Documents, the compliance by the Company with the terms thereof, the consummation by the Company of the transactions contemplated by the Underwriting Agreement and the issuance and sale by the Company of the Securities being delivered on the date hereof pursuant to the Underwriting Agreement, except (i) as have been obtained or made, (ii) for the registration of the offering and sale of the Securities under the Securities Act, (iii) for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable federal or state securities laws and the approval by FINRA of the underwriting terms and arrangements in connection with the purchase and distribution of the Securities by the Underwriters or (iv) for such consents that, if not obtained, have not or would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

12.                               The Registration Statement has been declared effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted and are pending by the SEC.

13.                               The Registration Statement, on the Effective Date, and the Prospectus, when filed with the SEC pursuant to Rule 424(b) and on the Closing Date (in each case other than (a) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon and (b) any other financial or accounting information, in each case included in or omitted from the Registration Statement or the Prospectus, as to which such counsel need not express any opinion), appeared on their face to comply as to form in all material respects with the requirements of the Act.

14.                               The statements set forth in the Registration Statement, the Disclosure Package and the Prospectus under the headings “Business—Environmental, Health and Safety Regulation,” “Description of Capital Stock,” “Certain Relationships and Related Party Transactions—Cactus Wellhead LLC Agreement,” “Certain Relationships and Related Party Transactions—Tax Receivable Agreement,” “Certain Relationships and Related Party Transactions—Registration Rights Agreement,” “Certain Relationships and Related Party Transactions—Shareholders’ Agreement,” “Shares Eligible for Future Sale” and “Material U.S. Federal Income Tax Consequences To Non-U.S. Holders,” to the extent that they constitute descriptions or summaries of the terms of the Class A Common Stock or the documents referred to therein, or refer to statements of federal law, the laws of the State of Delaware or legal conclusions, are accurate in all material respects.

15.                               The Company is not, and after giving effect to the offering and sale of the Securities pursuant to the terms of the Underwriting Agreement and the application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

16.                               The Cactus LLC Agreement constitutes a valid and legally binding agreement of each of the Cactus Parties, enforceable against each of the Cactus Parties in accordance with its terms, provided that the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and other representatives of the Cactus Parties, on the representations and warranties set forth in the Underwriting Agreement and upon information obtained from public officials, (ii) assume the legal capacity of all natural persons, that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, that the signatures on all documents examined by such counsel are genuine, the due authorization, execution and delivery by the parties thereto of all documents and instruments examined by such counsel (other than as to the Cactus Parties with respect to the Reorganization Transactions and the Transaction Documents and as to the Cactus Parties with respect to the Underwriting Agreement) and that the Underwriting Agreement is the valid and binding agreement of the respective parties thereto and that the laws of any jurisdiction other than the jurisdictions that are the subject of such opinion do not affect the terms of the Underwriting Agreement or the Transaction Documents, (iii) state that its opinion is limited to matters governed by federal law, New York law, the Delaware LLC Act and the DGCL, (iv) with respect to the opinions expressed as to the due registration or qualification as a foreign corporation or limited liability company, as the case may be, of the Cactus Parties, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to counsel to the Underwriters) and (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, the independent accountants of the Company and the Underwriters and their counsel, at which conferences the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing (relying as to factual matters upon statements made to us by representatives of the Company), nothing has come to such counsel’s attention that causes such counsel to believe that:

(A)                               the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(B)                               the Disclosure Package, as of the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(C)                               the Prospectus, as of its date or as of and on the Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or any other financial or accounting information, in each case included in or omitted from the Registration Statement, the Disclosure Package or the Prospectus; or (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

EXHIBIT D

Form of Opinion of King & Wood Mallesons, Special Chinese Counsel

(a)                       The total amount of the registered capital of Cactus Suzhou WFOE is USD 2,100,000, all of which (i) has been fully paid to Cactus Suzhou WFOE, and (ii) is legally and wholly owned by the Company in accordance with the Articles of Association of Cactus Suzhou WFOE.  All the equity interest in Cactus Suzhou WFOE is free and clear of all liens, charges or encumbrances according to the information obtained through public company search except liens, charges or encumbrances under the Company’s Credit Agreement dated as of July 31, 2014.

(b)                       Cactus Suzhou WFOE has been duly incorporated and is validly existing and in good standing under the PRC laws and has all corporate power and authority necessary to own or hold its respective properties and to conduct its business pursuant to the business scope recorded in its Business License, as described in the Disclosure Package and the Prospectus.

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EXHIBIT E

Form of CFO Certificate

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER

February [   ], 2018

The undersigned, in his capacity as Chief Financial Officer of Cactus, Inc. (“Cactus”), a Delaware corporation, does hereby deliver this certificate pursuant to the Underwriting Agreement, dated as of February [   ], 2018 (the “Underwriting Agreement”), among Cactus, Cactus Wellhead, LLC and Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”). Capitalized terms used but not defined in this certificate shall have the meanings assigned to them in the Underwriting Agreement.

I hereby certify that:

1.              As the Chief Financial Officer of Cactus, I am: (a) responsible for the financial and accounting matters of Cactus and its subsidiaries, including oversight of the financial and accounting functions and staff; and (b) knowledgeable about the internal accounting records and accounting practices, systems, policies and procedures of Cactus and its subsidiaries.

2.              I, or a member of Cactus’ accounting team for whom I am responsible, have reviewed (a) the consolidated financial statements of Cactus and its subsidiaries as of and for the year ended December 31, 2014, which financial statements have been audited by BDO USA LLP, and the preliminary unaudited results of operations for the three months ended December 31, 2017 of Cactus and its subsidiaries (collectively, the “Financial Statements”); and (b) the related financial data presented in the Registration Statement and the Disclosure Package, as set forth under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (the “MD&A Data”) and “Prospectus Summary—Recent Developments—Preliminary Estimate of Selected Fourth Quarter 2017 Financial Results” (the “Fourth Quarter Financial Data” and collectively with the MD&A Data, the “Financial Data”).

3.              The amounts set forth in the Financial Data are derived from the Financial Statements. Nothing has come to my attention that would lead me to believe that the Financial Data, or the Financial Statements from which the Financial Data was derived, are not correct, complete and accurate in all material respects or are misleading in any material respect and nothing has come to my attention that would cause me to believe that any modifications need to be made to the Financial Data, or the Financial Statements from which the Financial Data was derived, to make such financial information correct, complete and accurate in all material respects. Also, the Fourth Quarter Financial Data has been prepared in a manner materially consistent with the financial information included in the Registration Statement and the Disclosure Package for the year ended December 31, 2016, subject to the limitations set forth in the Registration Statement and the Disclosure Package.

4.              Nothing has come to my attention that leads me to believe that the Financial Data, or the Financial Statements from which the Financial Data was derived, (a) have not been prepared in conformity with U.S. generally accepted accounting principles; and (b) were not prepared in good faith based upon the assumptions that Cactus’ management believes are reasonable and consistent with Cactus’ internal books and records and information systems.

I acknowledge and agree that: (a) this certificate is being delivered pursuant to Section 6(l) of the Underwriting Agreement; (b) the Underwriters are entitled to rely on this certificate in conducting and documenting their due diligence investigation of Cactus in connection with the offering described in the Registration Statement and the Disclosure Package; and (c) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are entitled to rely on this certificate in connection with the opinion letters such firms will deliver pursuant to the Underwriting Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has hereunto affixed his signature as of the date first written above.

Brian Small

Chief Financial Officer

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